EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Technip’s Registration Statement on Form S-8 423 Stock Purchase Plan of our report dated March 3, 2003, except for Notes 30 to 32 for which the date is March 27, 2003 with respect to the consolidated financial statements of Technip as of and for the year ended December 31, 2002, included in Technip’s Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Neuilly-sur-Seine France

December 1, 2003

/s/ René Proglio

BARBIER FRINAULT & AUTRES ERNST & YOUNG

Represented by René Proglio